UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CODEXIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	71-0872999
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Penobscot Drive Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.0001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-164044

Securities to be registered pursuant to Section 12(g) of the Act:         None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.0001 per share, of Codexis, Inc. (the “Registrant”) set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-164044) as originally filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2009 under the Securities Act of 1933, as amended (the “Securities Act”), as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item. Any form of prospectus subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 19, 2010	CODEXIS, INC.

	By:	/S/ DOUGLAS T. SHEEHY
	Name:	Douglas T. Sheehy
	Title:	Senior Vice President, General Counsel and Secretary